SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 12, 2008
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

Effective December 12, 2008, Discovery Laboratories, Inc. (the “Company”) and each of Robert Segal, M.D., F.A.C.P., Senior Vice President, Medical and Scientific Affairs and Chief Medical Officer, and Charles F. Katzer, Senior Vice President, Manufacturing Operations, entered into an Amendment  (collectively, the “Amendments”) to their respective Amended and Restated Employment Agreements dated as of May 4, 2006, as amended (the “Agreements”).  Under each of the Amendments, the term of the Agreements is extended through May 4, 2010.  The Agreements remain subject to automatic one-year extensions unless, as provided in the Agreements, at least 90 days notice of non-extension is provided by either the Company or the respective executive.

The description of the terms and conditions of the Amendments and the Agreements and the rights and obligations of the Company and executives in connection therewith are qualified by reference in their entirety to the definitive terms and conditions of the Amendments, the form of which is attached hereto as Exhibits 10.1 and 10.2, the Agreements, filed as exhibits to the Quarterly Reports on Form 10-Q filed with the Securities and Exchasnge Commission (“SEC”) on May 10, 2006 and March 16, 2007, as amended by amendments dated July 15, 2008, filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2008.

Item 9.01.	Financial Statements and Exhibits.

           (d)           Exhibits

10.1. Amendment dated December 12, 2008 to the Amended and Restated Employment Agreement dated as of May 4, 2006 between Robert Segal, M.D., F.A.C.P., and Discovery Laboratories, Inc.

10.2. Amendment dated December 12, 2008 to the Amended and Restated Employment Agreement dated as of May 4, 2006 between Charles F. Katzer and Discovery Laboratories, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D.
President and Chief Executive Officer

Date: December 18, 2008